UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 21, 2015

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The special meeting of shareholders of First Security Group, Inc. ("First Security") was held on October 21, 2015 (the “Special Meeting”). Proxies for the Special Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. The matters listed below were submitted to a vote of First Security's shareholders and the final voting results were as follows:

The Agreement and Plan of Merger, dated March 25, 2015, by and between Atlantic Capital Bancshares, Inc. (“Atlantic Capital”) and First Security (as amended on June 8, 2015, the “merger agreement”) pursuant to which First Security will merge with and into Atlantic Capital (the “merger”) with Atlantic Capital as the surviving corporation, and the transactions contemplated by the merger agreement, was approved by the vote set forth below:

	Shares Voted	Percent of Shares Voted	Percent of Shares Outstanding
For	52,626,195	99.95%	78.78%
Against	20,974	0.04%	0.03%
Abstentions	3,461	0.01%	0.01%

A non-binding advisory resolution approving certain compensation that may become payable to First Security’s named executive officers in connection with the merger was approved by the vote set forth below:

	Shares Voted	Percent of Shares Voted	Percent of Shares Outstanding
For	40,085,066	76.13%	60.01%
Against	10,819,875	20.55%	16.20%
Abstentions	1,745,689	3.32%	2.61%

Item 8.01 Other Matters.

On October 22, 2015, First Security and Atlantic Capital issued a joint press release announcing that shareholders of Atlantic Capital and First Security each approved the merger of First Security with and into Atlantic Capital. A copy of the joint press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.
Dated:	October 22, 2015

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated October 22, 2015.